Stoecklein Law Group, LLP

Practice Limited to Federal Securities

401 West a Street	Telephone: (619) 704-1310
Suite 1150	Facsimile:(619) 704-1325
San Diego, California 92101	email: djs@slgseclaw.com
web: www.slgseclaw.com

August 3, 2015

CONSENT OF STOECKLEIN LAW GROUP, LLP

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Nuvola, Inc., on Form S-1/A (Amendment No. 4) of our Legal Opinion, dated July 13, 2015, relating to the proposed registration of 776,453 shares of common stock which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in this Registration Statement S-1 and this Prospectus.

/s/ Donald J. Stoecklein
Stoecklein Law Group, LLP